Exhibit 99.3 Fourth Quarter 2019 Financial and operating results for the period ended December 31, 2019 February 11, 2020 Unless otherwise specified, comparisons in this presentation are between 4Q18 and 4Q19. CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 1

Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on February 11, 2020, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before net realized investment gains (losses) from sales and impairments, net change in market value of investments recognized in earnings, fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, loss related to reinsurance transaction, other non-operating items, corporate interest expense and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, CNOinc.com. CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 2

CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 3

2019 Year in Review Strong production and operating discipline enhancing shareholder value • Growth initiatives continue to bear fruit; all growth scorecard metrics up for the full year Strong • Solid new product launch activity Operational • Underwriting performance stable; all health benefit ratios within or Performance better than provided guidance • Second consecutive year of record Worksite sales • Leveraged and broadened DTC capabilities • Returned $319 million to shareholders; $252 million in share buybacks; increased buyback authorization by $500 million Building on • Received investment grade credit ratings from S&P and Fitch • 13% increase in BV per diluted share (excl. AOCI)1 due to tax Track Record planning strategy and strong operating performance of Execution • Acquired Web Benefits Design (“WBD”) • Entered into strategic technology partnership expected to deliver $20 million in savings over 5 years 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 4

Quarter in Review Solid performance fueled by disciplined growth • Life and health sales up 9% Strong • Annuity collected premiums down 9% reflecting pricing discipline; account values up 5% Operational • Insurance policy income up 1% Performance • All health benefit ratios within or better than provided guidance • Fee income up $20 million • Tax strategy enables full use of expiring NOLs ($194 million); drove a $1.28 increase in net income per share Building on • Operating income1 per share up 4% excluding significant items • Returned $91.4 million to shareholders; $75 million in share Track Record buybacks of Execution • BV per diluted share (excl. AOCI)1 of $22.09 up 9% from $20.30 at 9/30 • Operating ROE1, excluding significant items, of 10.4% 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 5

Growth Scorecard

CNO FINANCIAL GROUP

Three of five metrics up Q/Q; all five up for full year

($ millions)	2018 4Q	2018 TY	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 TY	% Change Q/Q	% Change TY
Drive Growth									
New Annualized Premium [1]									
Life Insurance	$36.3	$147.5	$39.7	$39.4	$37.3	$34.9	$151.3	-3.9%	2.6%
Health Insurance	53.3	183.7	40.1	45.8	46.7	62.7	195.3	17.6%	6.3%
Total Life & Health Insurance	$89.6	$331.2	$79.8	$85.2	$84.0	$97.6	$346.6	8.9%	4.6%
Collected Premiums									
Bankers Life	$732.1	$2,648.2	$683.9	$705.2	$692.8	$711.1	$2,793.0	-2.9%	5.5%
Washington National	176.3	692.8	176.8	176.9	176.1	181.2	711.0	2.8%	2.6%
Colonial Penn	75.2	298.3	77.2	76.7	77.1	77.3	308.3	2.8%	3.4%
Sub-total	983.6	3,639.3	937.9	958.8	946.0	969.6	3,812.3	-1.4%	4.8%
LTC in run-off	3.7	145.8	3.6	3.4	3.3	3.2	13.5	-13.5%	nm
Total CNO	$987.3	$3,785.1	$941.5	$962.2	$949.3	$972.8	$3,825.8	-1.5%	1.1%
Expand to the Right									
Annuity Collected Premiums									
Bankers Life	$354.3	$1,163.2	$315.3	$341.0	$325.0	$324.1	$1,305.4	-8.5%	12.2%
Client Assets in Brokerage and Advisory [2]									
Bankers Life	$1,104.9	$1,104.9	$1,234.4	$1,303.0	$1,362.7	$1,515.0	$1,515.0	37.1%	37.1%
Fee Revenue	$10.6	$49.8	$25.4	$15.6	$16.3	$30.2	$87.5	185.0%	75.7%

1 Measured as 100% of new term life and health annualized premiums and 10% of single premium whole life deposits.
2 Client assets include cash and securities in brokerage and managed advisory accounts.

CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 6

Segment Update Growth in earnings and continued momentum with initiatives Key Initiatives Fourth Quarter Highlights • EBIT excluding significant items1 up 2% despite NII headwinds Reinvigorate growth • Life and Health NAP flat; third party policies up 20% • Fee revenue up 123% • Annuity account value up 5% to $9.1 billion Expand to the right • Total client assets up 37% at BD/RIA to $1.5 billion • FA count up 7%; 14% of agent force is dually licensed Reshape the agent • Sixth consecutive quarter of growing producing agent force and optimize count; up 6% vs +4% in 4Q18 productivity • Ongoing agent retention and productivity improvements 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 7

Segment Update

Washington National®

Record overall sales and sharp improvement in consumer market

Key Initiatives	Fourth Quarter Highlights
Maintain growth momentum	• New sales record; overall NAP up 32% • Life NAP up 7%; Life collected premiums up 14% • Consumer division sales up 57%
Advance worksite capabilities	• Worksite NAP up 7% against +38% in 4Q18 • Worksite producing agent count up 14% • WBD integration in line with expectations
Expand geographically	• Continued expansion into underpenetrated territories • Geographic expansion drove 3% of total 4Q NAP
Enhance product portfolio	• Product diversification initiatives comprised 8% of total 4Q NAP

CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020

8

Segment Update Record full year production; leveraging DTC platform Key Initiatives Fourth Quarter Highlights • Best full year sales on record (up 7%); 4Q NAP down 8% Continue due to lower marketing spend sales growth • First-year collected premiums up 7%; Total collected premiums up 3% Improve sales • Continue to invest in web/digital capabilities productivity; • Technology enhancements supporting productivity gains • Continued diversification of consumer contact points: 2.4 expand web/digital million unique website visitors (up 20%) and 1.2 million capabilities telesales interactions in 2019; 5,000 webchats per month Enhance product • Piloting third party products in DTC channel portfolio; extend • Leveraging DTC expertise to support other channels DTC capabilities CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 9

Excess Capital Allocation Strategy Disciplined and opportunistic approach to maximize shareholder value Organic investments to sustain and grow the core businesses Return capital to shareholders • $75 million in share repurchases in 4Q; $252 million YTD • Dividend payout ratio targeted at 20-25% • $532 million left under current repurchase authorization Opportunistic transactions • Highly selective M&A to expand product offerings or enhance distribution CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 10

Financial Highlights

Net operating income per share[1] up 4%; tax strategy created $194 million in shareholder value

Fourth Quarter 2019

- Net operating income per diluted share[1] of $0.52, up 44% from $0.36 in 4Q18
  - Excluding significant items, operating income per share up 4%
  - Lower NII from change in market yields, lower prepayment income, and 1Q19 up-in-quality repositioning drove decline of $0.08[1] per share
  - YTD operating income per share of $1.80, down 2%[2]
- Actuarial review complete; lowered ultimate new money rate
- Weighted average share count down 9%
- Operating ROE[1], excluding significant items, of 10.4%
- Tax strategy enhances shareholder value; drives 9% increase in BV per diluted share (excl. AOCI)[1], generates $194 million in income, $1.29 per share
- Generated $327 million in gross full year FCF; $287 million net
- Holding company cash and investments of $187 million
- Estimated consolidated RBC ratio of 408%
- Statutory operating income of $56[3] million; Statutory capital and surplus of $1.7 billion

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.
2 YTD 2018 operating income per share adj. to remove the earnings from the ceded LTC business and excl. significant items.
3 Excludes $46 million income tax benefit to be received from the holding company that will be returned to the holding company in the form of a dividend. There was no impact on capital and surplus.

Net Operating Income

($ millions, except where noted)



Net Operating Income Per Share¹
Net Operating Income Per Share Adjusted for Ceded LTC Business² and Excluding Significant Items
$0.36
$0.45
$0.52
$0.47
$1.83
$1.83
$1.85
$1.80

	4Q18	4Q19	FY18[2]	FY19
Net Operating Income[1]	$59.8	$78.6	$303.1	$290.0
Net Operating Income Adj. for Ceded LTC Business[2] and Excl. Significant Items	$74.9	$70.7	$303.2	$282.1
Weighted Average Shares Outstanding (in millions)	165.9	151.4	165.5	157.1

CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020

11

Segment Results Stable underwriting margins despite NII headwinds 1 Segment EBIT Excluding Significant Items Segment Highlights ($ millions) 4Q18 1Q19 2Q19 3Q19 4Q19 • Lower investment income impacted all segments Bankers Life $81.1 $86.4 $83.1 $63.1 $78.9 Washington • Bankers Life results reflect improved benefit National $29.7 $30.5 $25.9 $26.8 $27.2 ratios and fee income offset by $12.7 million in investment headwinds Colonial $4.8 $5.8 $3.7 $6.2 Penn ($1.4) • Washington National results impacted by MS run-off block and favorable ISL results in prior LTC in $0.3 $2.5 $3.2 $3.6 $2.7 period run-off 1 $0.8 • Colonial Penn Adjusted EBIT reflects solid Corporate ($15.3) ($12.0) ($11.2) ($15.1) in-force growth (up 6% to $19 million) • Full year Adjusted EBIT of $14 million; Total CNO $100.6 $95.5 $109.3 $101.8 $104.1 full year In-Force EBIT of $72 million, up 7% • LTC in run-off benefited from favorable Colonial Penn $17.8 $14.2 $19.7 $19.1 $18.8 In-Force1 underwriting margin; expect breakeven performance going forward 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 12

Health Margins All benefit ratios within or better than guidance Bankers Life Medicare Bankers Life Long-term Care Washington National Supplement Benefit Ratio IABR1,2 Supplemental Health IABR1 $190 $191 $191 $190 $189 $156 $156 $157 $158 $160 76.0% 74.0% 74.9% 72.3% 74.2% $64 $64 $64 $64 $63 56.2% 55.4% 78.7% 53.8% 53.4% 54.2% 74.7% 77.2% 77.5% 75.0% 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 Earned Premium ($ millions) Earned Premium ($ millions) Earned Premium ($ millions) Reported Benefit Ratio Reported IABR Reported IABR • Benefit ratio of 74.2% • IABR1,2 of 75.0% • IABR1 of 54.2% • 1% (+/-) = $1.9 million pre-tax • 1% (+/-) = $0.6 million pre-tax • 1% (+/-) = $1.6 million pre-tax • 2019 benefit ratio guidance of • 2019 IABR1,2 guidance of 74-79% • 2019 IABR1 guidance of 55-58% 73-77% 1 Interest-adjusted benefit ratio (IABR); a non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. 2 Retained LTC business only. CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 13

Investment Results

Consistent performance reflecting stable allocation in low rate environment

Average Invested Assets and Cash



Net Investment Income
$21,832
$22,058
$22,201
$22,382
$22,588
$290.4
$270.6
$286.7
$275.9
$272.0

($ millions)	4Q18	1Q19	2Q19	3Q19	4Q19
New Money Rate[1]	4.77%	4.38%	4.58%	4.66%	4.08%
Book Yield[2]	5.24%	5.15%	5.08%	5.03%	4.97%
Earned Yield[3]	5.40%	5.02%	5.30%	5.11%	4.97%
Pre-Pay/Call/Make-whole Income	$10.9	$2.5	$6.6	$3.0	$4.6
Alternative Investment Income	$13.0	$5.5	$17.1	$17.7	$12.9
Impairments	$0.5	$2.2	-	$3.4	$6.8

Quarter Highlights

- New money rate reflects conservative positioning
  - Sequential decline largely reflects lack of new alternatives investments
- Sequential book yield decline of 6 bps in line with expectations
- Alternatives results in line with expectations
- Prepayment income $6.3 million lower YoY
- Credit performance remains solid
- No significant allocation changes in 4Q
  - BBBs comprise 39% of fixed maturity portfolio vs. 45% in 4Q18

1 New money rate is the book yield on fixed maturity investments acquired in the period, excluding assets purchased for FHLB matchbook program.
2 Book yield on fixed maturity investments, excluding assets held in the FHLB matchbook program.
3 Earned yield is the investment income earned during the period divided by the weighted average book value of the investment portfolio, excluding amounts related to assets held in the FHLB matchbook program.

CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 14

Committed to Long-Term Shareholder Value Creation Continued progress on strategic initiatives Leverage diverse Extend depth and distribution Effectively deploy Expand to Enhance customer breadth of product channels and excess capital the right experience offerings unique product combination Growth in sales, earnings, FCF, and ROE Striking the right balance between growth and profitability CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 15

Questions and Answers CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 16

Appendix 1: Quarter in Review Strong Operational Performance • Broker-Dealer/Registered Investment Advisor Slide 18 • Agent Count Slide 19 Building on Strong Track Record of Execution • Bankers Life Retained LTC Insurance Slides 20-21 • Portfolio Composition Slide 22 CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 17

Broker-Dealer/Registered Investment Advisor

Account value up 37% YoY; over $1.5 billion in client assets

($ millions)		2018	2019			
		4Q	1Q	2Q	3Q	4Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	-$1.1	-$3.0	$5.1	$13.4	$17.4
	Advisory	13.2	35.7	33.2	29.9	45.4
	Total	$12.1	$32.7	$38.3	$43.3	$62.8
Client Assets in Brokerage and Advisory[1] at end of period	Brokerage	$794.1	$861.6	$886.0	$913.7	$982.9
	Advisory	310.8	372.8	417.0	449.0	532.1
	Total	$1,104.9	$1,234.4	$1,303.0	$1,362.7	$1,515.0

1 Client assets include cash and securities in brokerage and managed advisory accounts. Net new client assets includes total inflows of cash and securities into brokerage and managed advisory accounts less outflows. Inflows include interest and dividends and exclude changes due to market fluctuations.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 18

Agent Counts Bankers Life producing agent count up for sixth consecutive quarter 20182019 % Change Bankers Life 4Q 1Q 2Q 3Q 4Q Q/Q Total Quarterly Average Producing Agents1,3 4,177 4,125 4,294 4,270 4,417 5.7% Quarterly Average Financial Advisors2,3 560 583 595 596 596 6.4% Washington National Total Quarterly Average Producing Agents1,3 730 682 726 729 745 2.1% 1 Producing Agents are agents that have submitted at least one policy in the month. 2 Financial advisors are agents who are licensed to sell certain securities brokerage products and services. 3 Quarterly average agent and advisor counts represent the average of the last 3 months. CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 19

Bankers Life Retained Long-Term Care Insurance Retained book characterized by limited benefits, shorter duration periods % of Policies by Benefit Period Key LTC Data (As of 12/31/2019) 2% GAAP Reserves $1.92B <= 1 Yr 4% Statutory Reserves $1.97B Between 1 and 4 Policies In-Force 187,679 Yrs 37% Average Attained Age 74 years 57% Greater Than 4 but Not Life Avg. Daily Benefit $175 Life % Policies w/ Inflation Rider 26.1% Average Benefit Period1 1.6 years 1 Not including policies with lifetime benefits. CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 20

Bankers Life Retained Long-Term Care Insurance Highly-differentiated in-force block; prudently managed • New sales (~$25 million annually) focused on short duration products • 98% of new sales for policies with 2 years or less in benefits • Average benefit period of 11 months • New business 25% reinsured since 2008 • Reserve assumptions informed by historical experience • No morbidity improvement • No mortality improvement • Minimal future rate increases • Ultimate new money rate lowered to target 4.00% 10-year Treasury rate • Favorable economic profile • 2019 Loss Recognition Testing margin increased to $251 million or ~13.3% of Net GAAP Liabilities • Statutory reserves ~$50 million higher than GAAP reserves • Total LTC is just 13% of overall CNO reserves • Potential adverse impact from severe stress scenarios is significantly reduced CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 21

Portfolio Composition Conservative allocation; 1Q19 up-in-quality repositioning $25 billion of Invested Assets Fixed Maturity Securities by Ratings Mortgage HY Corporates, (Fair Value as of 12/31/2019) Loans, 6.6% 2.5% CMO, 4.2% CMBS, 8.0% Municipals, 8.9% NAIC 2, 38.6% ABS, 10.3% NAIC 1, 57.7% Govts/Agency, IG Corporates, 1.2% 49.0% CLO, 1.6% Equities, 0.2% Other Invested NAIC 3, 2.9% Assets, 2.1% Alternatives, 2.3% NAIC 4, 0.8% Policy Loans, 0.5% NAIC 5 & NAIC 6, General Approach Cash, 2.6% 0.0% • Positioned for stable performance across credit • Low impairments through multiple cycles cycles • Lower than average allocation to most higher risk • Emphasizing quality categories – all carefully calibrated CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 22

Appendix 2: Financial Exhibits • Holding Company Liquidity Slide 24 • Tax Asset Summary Slide 25 • Non-GAAP Financial Measures Slides 26-42 CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 23

2019 Holding Company Liquidity ($ millions) 4Q19 FY19 Cash and Investments Balance - Beginning$ 260.4 $ 220.4 Sources Dividends from Insurance Subsidiaries 16.0 186.3 Dividends from Non-insurance Subsidiaries - 8.0 Management Fees 28.1 115.5 Surplus Debenture Interest 12.3 59.9 Earnings on Corporate Investments 2.2 13.6 Gross Proceeds from New Debt - 500.0 Other 1.6 20.9 Total Sources 60.2 904.2 Uses Share Repurchases 73.2 250.5 Interest Expense 25.5 48.3 Common Stock Dividends 16.4 66.9 Debt Repayments - 425.0 Acquisition - 66.7 Holding Company Expenses & Other 18.8 80.7 Total Uses 133.9 938.1 Mark-to-market Changes in Investment Balances - 0.2 Cash and Investments Balance - December 31, 2019$ 186.7 $ 186.7 CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 24

Tax Asset Summary Loss Carryforwards Details ($ millions) $532 • Total estimated economic value of NOLs of $406 million @ 10% discount rate (~$2.71 Life on per share basis) $110 • Life NOLs are expected to offset 80% of life taxable income until fully utilized. Non-life NOLs are expected to offset 100% of non- Non-Life life taxable income and 35% of the $422 remaining life taxable income not offset by life NOLs through 2023. Loss Carryforwards (1) CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 1 Excludes $10 million related to state operating loss carryforwards. 25

4Q18 Significant Items

The table below summarizes the financial impact of significant items on our 4Q18 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2018				
	Actual results	Significant items		Excluding significant items
Net Operating Income:				
Bankers Life	$ 78.0	$ 3.1	(1)	$ 81.1
Washington National	31.9	(2.2)	(1)	29.7
Colonial Penn	4.8	-		4.8
Long-term care in run-off	0.3	-		0.3
Adjusted EBIT from business segments	115.0	0.9		115.9
Corporate Operations, excluding corporate interest expense	(29.7)	14.4	(2)	(15.3)
Adjusted EBIT	85.3	15.3		100.6
Corporate interest expense	(12.1)	-		(12.1)
Operating earnings before tax	73.2	15.3		88.5
Tax expense on operating income	13.4	0.2		13.6
Net operating income (3)	$ 59.8	$ 15.1		$ 74.9
Net operating income per diluted share (3)	$ 0.36	$ 0.09		$ 0.45

(1) Adjustments arising from our comprehensive annual actuarial review of assumptions including $3.1 million of unfavorable impacts in the Bankers Life segment and $2.2 million of favorable impacts in the Washington National segment.

(2) $14.4 million unfavorable impact of current market conditions on the value of investments backing our Company-owned life insurance (COLI) used as a vehicle to fund Bankers Life's agent deferred compensation plan. Changes in the value of COLI investments are not subject to income taxes.

(3) A non-GAAP measure. See pages 28 and 31 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020

26

4Q19 Significant Items The table below summarizes the financial impact of significant items on our 4Q19 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). Three months ended December 31, 2019 Excluding significant Actual results Significant items items Net Operating Income: Bankers Life $ 72.3 $ 10.8 (1) $ 83.1 Washington National 28.0 (0.8) (1) 27.2 Colonial Penn 6.2 - 6.2 Long-term care in run-off 2.7 - 2.7 Adjusted EBIT from business segments 109.2 10.0 119.2 Corporate Operations, excluding corporate interest expense 4.9 (20.0) (2) (15.1) Adjusted EBIT 114.1 (10.0) 104.1 Corporate interest expense (13.8) - (13.8) Operating earnings before tax 100.3 (10.0) 90.3 Tax expense on operating income 21.6 (2.1) 19.5 Net operating income (3) $ 78.7 $ (7.9) $ 70.8 Net operating income per diluted share (3) $ 0.52 $ (0.05) $ 0.47 (1) Adjustments arising from our comprehensive annual actuarial review of assumptions including $10.8 million of unfavorable impacts in the Bankers Life segment and $0.8 million of favorable impacts in the Washington National segment. (2) $20.0 million of the net favorable impact from legal and regulatory matters. (3) A non-GAAP measure. See pages 28 and 31 for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 27

Quarterly Earnings

($ millions)

	4Q18	1Q19	2Q19	3Q19	4Q19
Bankers Life	$ 78.0	$ 63.1	$ 86.4	$ 78.9	$ 72.3
Washington National	31.9	30.5	25.9	26.8	28.0
Colonial Penn	4.8	(1.4)	5.8	3.7	6.2
Long-term care in run-off	0.3	2.5	3.2	3.6	2.7
Adjusted EBIT from business segments	115.0	94.7	121.3	113.0	109.2
Corporate operations, excluding interest expense	(29.7)	0.8	(12.0)	(11.2)	4.8
Adjusted EBIT*	85.3	95.5	109.3	101.8	114.1
Corporate interest expense	(12.1)	(12.1)	(12.6)	(13.9)	(13.8)
Operating earnings before taxes	73.2	83.4	96.7	87.9	100.3
Tax expense on period income	13.4	17.6	20.3	18.7	21.7
Net operating income	59.8	65.8	76.4	69.2	78.6
Net realized investment gains (losses) from sales and impairments, net of related amortization	(10.5)	(0.7)	(1.7)	(2.6)	7.1
Net change in market value of investments recognized in earnings	(27.5)	16.6	6.8	4.7	(2.6)
Fair value changes in embedded derivative liabilities, net of related amortization	(0.8)	(29.6)	(35.9)	(29.3)	13.4
Fair value changes related to the agent deferred compensation plan	0.9	(5.3)	(11.6)	(6.0)	2.5
Loss on extinguishment of debt	-	-	(7.3)	-	-
Other	1.8	1.2	0.7	(1.2)	(13.3)
Non-operating income (loss) before taxes	(36.1)	(17.8)	(49.0)	(34.4)	7.1
Income tax expense (benefit):					
On non-operating income (loss)	(7.6)	(3.8)	(10.2)	(7.2)	1.4
Valuation allowance for deferred tax assets and other tax items	3.0	-	-	-	(193.7)
Net non-operating income (loss)	(31.5)	(14.0)	(38.8)	(27.2)	199.4
Net income (loss)	$ 28.3	$ 51.8	$ 37.6	$ 42.0	$ 278.0

*Management believes that an analysis of earnings before net realized investment gains (losses) from sales and impairments, net change in market value of investments recognized in earnings, fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, loss related to reinsurance transaction, other non-operating items, corporate interest expense and taxes ("Adjusted EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) net realized investment gains (losses) from sales and impairments; (2) net change in market value of investments recognized in earnings; (3) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (4) loss on extinguishment of debt; (5) fair value changes related to the agent deferred compensation plan; (6) loss related to reinsurance transaction; (7) charges in the valuation allowance for deferred tax assets and other tax items; and (8) other non-operating items consisting primarily of earnings attributable to variable interest entities. The table above provides a reconciliation of Adjusted EBIT to net income.

CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 28

Colonial Penn Segment Adjusted EBIT Summarized by In-Force and New Business

An analysis of Adjusted EBIT for Colonial Penn, separated between in-force and new business, provides increased clarity for this segment as the vast majority of the costs to generate new business in this segment are not deferrable and Adjusted EBIT will fluctuate based on management's decisions on how much marketing costs to incur in each period. Adjusted EBIT from new business includes pre-tax revenues and expenses associated with new sales of our insurance products during the first year after the sale is completed. Adjusted EBIT from in-force business includes all pre-tax revenues and expenses associated with sales of insurance products that were completed more than one year before the end of the reporting period. The allocation of certain revenues and expenses between new and in-force business is based on estimates, which we believe are reasonable (dollars in millions):

	Adjusted EBIT from Inforce Business					Adjusted EBIT from New Business					Adjusted EBIT from Inforce and New Business				
	4Q18	1Q19	2Q19	3Q19	4Q19	4Q18	1Q19	2Q19	3Q19	4Q19	4Q18	1Q19	2Q19	3Q19	4Q19
Revenues															
Insurance policy income	$ 62.9	$ 64.0	$ 64.3	$ 64.5	$ 64.4	$ 12.0	$ 12.7	$ 13.3	$ 13.0	$ 12.6	$ 74.9	$ 76.7	$ 77.6	$ 77.5	$ 77.0
Net investment income	11.2	10.7	10.8	10.4	10.3	-	-	-	-	-	11.2	10.7	10.8	10.4	10.3
Fee revenue and other income	0.4	0.5	0.4	0.3	0.3	-	-	-	-	-	0.4	0.5	0.4	0.3	0.3
Total revenues	74.5	75.2	75.5	75.2	75.0	12.0	12.7	13.3	13.0	12.6	86.5	87.9	88.8	88.2	87.6
Benefits and expenses															
Insurance policy benefits	42.8	48.2	44.1	42.5	42.4	7.3	8.0	8.4	8.2	7.9	50.1	56.2	52.5	50.7	50.3
Interest expense	0.4	0.4	0.4	0.4	0.3	-	-	-	-	-	0.4	0.4	0.4	0.4	0.3
Amortization	4.8	4.1	3.2	5.0	4.7	0.1	0.4	0.4	0.4	0.4	4.9	4.5	3.6	5.4	5.1
Other operating costs and expenses	8.7	8.3	8.1	8.2	8.8	17.6	19.9	18.4	19.8	16.9	26.3	28.2	26.5	28.0	25.7
Total benefits and expenses	56.7	61.0	55.8	56.1	56.2	25.0	28.3	27.2	28.4	25.2	81.7	89.3	83.0	84.5	81.4
Adjusted EBIT from Inforce Business	$ 17.8	$ 14.2	$ 19.7	$ 19.1	$ 18.8	$ (13.0)	$ (15.6)	$ (13.9)	$ (15.4)	$ (12.6)	$ 4.8	$ (1.4)	$ 5.8	$ 3.7	$ 6.2

CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020

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Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales and impairments, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, loss related to reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 30

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income (loss) applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts):

	4Q18	1Q19	2Q19	3Q19	4Q19
Net income (loss) applicable to common stock	$ 28.3	$ 51.8	$ 37.6	$ 42.0	$ 278.0
Non-operating items:					
Net realized investment (gains) losses from sales and impairments, net of related amortization	10.5	0.7	1.7	2.6	(7.1)
Net change in market value of investments recognized in earnings	27.5	(16.6)	(6.8)	(4.7)	2.6
Fair value changes in embedded derivative liabilities, net of related amortization	0.8	29.6	35.9	29.3	(13.4)
Fair value changes related to the agent deferred compensation plan	(0.9)	5.3	11.6	6.0	(2.5)
Loss on extinguishment of debt	-	-	7.3	-	-
Loss related to reinsurance transaction	-	-	-	-	-
Other	(1.8)	(1.2)	(0.7)	1.2	13.3
Non-operating (income) loss before taxes	36.1	17.8	49.0	34.4	(7.1)
Income tax (expense) benefit:					
On non-operating (income) loss	7.6	3.8	10.2	7.2	(1.4)
Valuation allowance for deferred tax assets and other tax items	(3.0)	-	-	-	193.7
Net non-operating (income) loss	31.5	14.0	38.8	27.2	(199.4)
Net operating income (a non-GAAP financial measure)	$ 59.8	$ 65.8	$ 76.4	$ 69.2	$ 78.6
Per diluted share:					
Net income (loss)	$ 0.17	$ 0.32	$ 0.24	$ 0.27	$ 1.84
Net realized investment (gains) losses from sales and impairments (net of related amortization and taxes)	0.05	-	0.01	0.01	(0.04)
Net change in market value of investments recognized in earnings (net of taxes)	0.13	(0.08)	(0.04)	(0.02)	0.01
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	-	0.15	0.18	0.15	(0.07)
Fair value changes related to the agent deferred compensation plan (net of taxes)	-	0.03	0.06	0.03	(0.01)
Loss on extinguishment of debt	-	-	0.03	-	-
Valuation allowance for deferred tax assets and other tax items	0.02	-	-	-	(1.28)
Other	(0.01)	(0.01)	-	0.01	0.07
Net operating income (a non-GAAP financial measure)	$ 0.36	$ 0.41	$ 0.48	$ 0.45	$ 0.52

CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020

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Information Related to Certain Non-GAAP Financial Measures A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): 4Q18 1Q19 2Q19 3Q19 4Q19 Operating income$ 59.8 $ 65.8 $ 76.4 $ 69.2 $ 78.6 Weighted average shares outstanding for basic earnings per share 164,118 160,948 158,816 154,257 150,138 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 1,772 1,241 919 1,003 1,271 Weighted average shares outstanding for diluted earnings per share 165,890 162,189 159,735 155,260 151,409 Net operating income per diluted share$ 0.36 $ 0.41 $ 0.48 $ 0.45 $ 0.52 CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 32

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. Management believes this adjustment to the December 31, 2017 non-GAAP measure is useful because it removes the tax effects stranded in accumulated other comprehensive income as a result of accounting rules which require the effects of the Tax Reform Act on deferred tax balances to be recorded in earnings, even if the balance was originally recorded in accumulated other comprehensive income.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	4Q18	1Q19	2Q19	3Q19	4Q19
Total shareholders' equity	$ 3,370.9	$ 3,837.9	$ 4,252.2	$ 4,553.3	$ 4,677.0
Shares outstanding for the period	162,201,692	159,955,172	156,768,002	152,183,491	148,084,178
Book value per share	$ 20.78	$ 23.99	$ 27.12	$ 29.92	$ 31.58

	4Q18	1Q19	2Q19	3Q19	4Q19
Total shareholders' equity	$ 3,370.9	$ 3,837.9	$ 4,252.2	$ 4,553.3	$ 4,677.0
Less accumulated other comprehensive income	(177.7)	(654.9)	(1,098.2)	(1,442.9)	(1,372.5)
Adjusted shareholders' equity excluding AOCI	$ 3,193.2	$ 3,183.0	$ 3,154.0	$ 3,110.4	$ 3,304.5
Shares outstanding for the period	162,201,692	159,955,172	156,768,002	152,183,491	148,084,178
Dilutive common stock equivalents related to:					
Stock options, restricted stock and performance units	1,391,458	1,168,027	894,456	1,059,278	1,499,372
Diluted shares outstanding	163,593,150	161,123,199	157,662,458	153,242,769	149,583,550
Book value per diluted share (a non-GAAP financial measure)	$ 19.52	$ 19.76	$ 20.00	$ 20.30	$ 22.09

CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020

33

Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.

($ millions)

	4Q18	1Q19	2Q19	3Q19	4Q19
Bankers Life					
Long-term care benefit ratios					
Earned premium	$ 63.8	$ 63.7	$ 63.5	$ 63.7	$ 63.4
Benefit ratio before imputed interest income on reserves	117.9%	120.6%	122.1%	123.6%	120.4%
Interest-adjusted benefit ratio	74.7%	77.2%	77.5%	78.7%	75.0%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 16.2	$ 14.5	$ 14.3	$ 13.6	$ 15.8
Washington National					
Supplemental health benefit ratios					
Earned premium	$ 156.0	$ 155.6	$ 156.7	$ 157.6	$ 159.7
Benefit ratio before imputed interest income on reserves	77.7%	77.6%	80.2%	79.5%	78.1%
Interest-adjusted benefit ratio	53.8%	53.4%	56.2%	55.4%	54.2%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 72.1	$ 72.4	$ 68.7	$ 70.4	$ 73.2

CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 34

Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales and impairments, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, loss on reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 35

Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): Trailing Twelve Months Ended 4Q18 1Q19 2Q19 3Q19 4Q19 Operating income$ 303.1 $ 295.0 $ 289.5 $ 271.2 $ 290.0 Operating income, excluding significant items$ 317.3 $ 310.1 $ 304.6 $ 286.3 $ 282.1 Net Income (loss)$ (315.0) $ (347.5) $ (412.1) $ 159.7 $ 409.4 Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,086.7 $ 2,942.5 $ 2,782.7 $ 2,697.2 $ 2,703.9 Average common shareholders' equity$ 4,200.3 $ 3,918.3 $ 3,795.6 $ 3,886.9 $ 4,166.8 Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 9.8% 10.0% 10.4% 10.1% 10.7% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 10.3% 10.5% 10.9% 10.6% 10.4% Return on equity -7.5% -8.9% -10.9% 4.1% 9.8% (Continued on next page) CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 36

Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income(loss) (dollars in millions): Net Operating Net Operating Income, income, excluding Net excluding significant income (loss) - Net Operating Significant significant items - trailing Net trailing income items (a) items four quarters income (loss) four quarters 1Q18$ 73.9 $ (0.9) $ 73.0 $ 299.6 $ 84.3 $ 197.6 2Q18 81.9 - 81.9 309.0 102.2 216.4 3Q18 87.5 - 87.5 321.8 (529.8) (414.2) 4Q18 59.8 15.1 74.9 317.3 28.3 (315.0) 1Q19 65.8 - 65.8 310.1 51.8 (347.5) 2Q19 76.4 - 76.4 304.6 37.6 (412.1) 3Q19 69.2 - 69.2 286.3 42.0 159.7 4Q19 78.6 (7.9) 70.7 282.1 278.0 409.4 (a) The significant items have been discussed in prior press releases. (Continued on next page) CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 37

Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income (loss) is as follows (dollars in millions): Twelve Months Ended 4Q18 1Q19 2Q19 3Q19 4Q19 Pretax operating earnings (a non-GAAP financial measure)$ 381.2 $ 369.7 $ 362.3 $ 341.2 $ 368.3 Income tax expense (78.1) (74.7) (72.8) (70.0) (78.3) Operating return 303.1 295.0 289.5 271.2 290.0 Non-operating items: Net realized investment gains (losses) from sales and impairments, net of related amortization 37.9 36.7 24.1 (15.5) 2.1 Net change in market value of investments recognized in earnings (48.8) (16.5) (9.4) 0.6 25.5 Fair value changes in embedded derivative liabilities, net of related amortization 55.5 0.8 (43.4) (95.6) (81.4) Fair value changes and amendment related to the agent deferred compensation plan 11.9 6.6 (16.0) (22.0) (20.4) Loss on extinguishment of debt - - (7.3) (7.3) (7.3) Loss on reinsurance transaction (704.2) (704.2) (704.2) - - Other 1.7 (0.4) 4.5 2.5 (12.6) Non-operating loss before taxes (646.0) (677.0) (751.7) (137.3) (94.1) Income tax expense (benefit): On non-operating loss (135.7) (142.3) (157.9) (28.8) (19.8) Valuation allowance for deferred tax assets and other tax items 107.8 107.8 107.8 3.0 (193.7) Net non-operating loss (618.1) (642.5) (701.6) (111.5) 119.4 Net income (loss)$ (315.0) $ (347.5) $ (412.1) $ 159.7 $ 409.4 (Continued on next page) CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 38

Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 1Q17 2Q17 3Q17 4Q17 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,236.6 $ 3,263.2 $ 3,335.0 $ 3,225.6 Net operating loss carryforwards 640.6 621.6 613.1 409.8 Accumulated other comprehensive income 729.6 894.5 933.6 1,212.1 Common shareholders' equity$ 4,606.8 $ 4,779.3 $ 4,881.7 $ 4,847.5 1Q18 2Q18 3Q18 4Q18 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,318.7 $ 3,366.0 $ 2,705.8 $ 2,687.3 Net operating loss carryforwards 404.2 388.7 510.6 505.9 Accumulated other comprehensive income 894.3 700.2 403.5 177.7 Common shareholders' equity$ 4,617.2 $ 4,454.9 $ 3,619.9 $ 3,370.9 1Q19 2Q19 3Q19 4Q19 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 2,703.4 $ 2,702.9 $ 2,685.0 $ 2,761.9 Net operating loss carryforwards 479.6 451.1 425.4 542.6 Accumulated other comprehensive income 654.9 1,098.2 1,442.9 1,372.5 Common shareholders' equity$ 3,837.9 $ 4,252.2 $ 4,553.3 $ 4,677.0 CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 39

Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): Trailing Four Quarter Average 4Q18 1Q19 2Q19 3Q19 4Q19 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,086.7 $ 2,942.5 $ 2,782.7 $ 2,697.2 $ 2,703.9 Net operating loss carryforwards 440.4 461.8 479.0 476.2 470.1 Accumulated other comprehensive income 673.2 514.0 533.8 713.5 992.8 Common shareholders' equity$ 4,200.3 $ 3,918.3 $ 3,795.5 $ 3,886.9 $ 4,166.8 CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 40

Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows (dollars in millions):

	4Q18	1Q19	2Q19	3Q19	4Q19
Corporate notes payable	$ 916.8	$ 917.3	$ 988.3	$ 988.7	$ 989.1
Total shareholders' equity	3,370.9	3,837.9	4,252.2	4,553.3	4,677.0
Total capital	$ 4,287.7	$ 4,755.2	$ 5,240.5	$ 5,542.0	$ 5,666.1
Corporate debt to capital	21.4%	19.3%	18.9%	17.8%	17.5%
Corporate notes payable	$ 916.8	$ 917.3	$ 988.3	$ 988.7	$ 989.1
Total shareholders' equity	3,370.9	3,837.9	4,252.2	4,553.3	4,677.0
Less accumulated other comprehensive income	(177.7)	(654.9)	(1,098.2)	(1,442.9)	(1,372.5)
Total capital	$ 4,110.0	$ 4,100.3	$ 4,142.3	$ 4,099.1	$ 4,293.6
Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure)	22.3%	22.4%	23.9%	24.1%	23.0%

CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020

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Information Related to Certain Non-GAAP Financial Measures The following summarizes our estimate of the impact of lower general account asset investment income and changes in amounts impacting spreads on 4Q19 net income compared to 4Q18 net income (dollars in millions, except per share data): 4Q19 4Q18 Difference Net investment income on general account assets$ 272.0 $ 290.4 $ (18.4) Impact of amounts credited and cost of options impacting spread: Cost of interest credited to policyholders (25.9) (27.4) 1.5 Cost of options to fund index credits, net of forfeitures (24.8) (25.9) 1.1 Subtotal 221.3 237.1 (15.8) Tax expense (benefit) 46.5 49.8 (3.3) Impact on net income, net of income taxes$ 174.8 $ 187.3 $ (12.5) Per diluted share impact, based on 4Q19 weighted average shares oustanding (a non- GAAP financial measure) $ (0.08) CNO Financial Group | Fourth Quarter 2019 Earnings | February 11, 2020 42